Wells Fargo 20th Annual Real Estate Securities Conference March 1-2, 2017 Relationship driven. Investor focused.

. 2 STRATEGIC OVERVIEW Multiple avenues to increase shareholder value Create a diversified portfolio that is well positioned for the future of health care delivery Leverage Sabra’s operating expertise to develop strategic relationships with local & regional operators Improve Sabra’s cost of capital and increase total shareholder return

. 3 GENESIS DISPOSITIONS - OVERVIEW • Selling 35 facilities (out of a total of 78 facilities in our Genesis portfolio) as contemplated by three separate MOUs with Genesis • Genesis to continue operating 21 of the 35 facilities • All net proceeds go to Sabra – estimated to be between $200 million and $220 million remaining to be received ($185 million to $205 million net of debt assumptions) • Annual cash rent reduction from Genesis estimated between $15 million and $17 million (based on estimated net sales proceeds) • Rent reductions will occur upon the sales of the facilities, which are expected to be completed over time through Q3 2017 • Estimated $185 million to $205 million of net cash proceeds expected to be reinvested through future acquisitions • Estimated impact on annual Normalized AFFO (“NAFFO”) per share of $(0.02) after elimination of debt and reinvestment of proceeds • No Normalized FFO dilution expected after reinvestment of proceeds • Remaining portfolio of 43 facilities in 16 master leases has been restructured • Remaining rents reallocated to better match facility performance • Maturities on eight leases extended • Guarantees improved to survive future facility sales to the benefit of buyer

. 4 GENESIS DISPOSITIONS – LONG TERM BENEFITS TO SABRA • Accelerated reduction in concentrations (1) • Negligible impact expected on future NAFFO per share growth • $185 million to $205 million of future investment activity to be funded from net sales proceeds (instead of debt and equity capital) which mitigates slow down in growth of absolute NAFFO • Leverage goals of 4.5x – 5.5x expected to be maintained Genesis SNF As of 12/31/2016 32.3% 56.6% Pro Forma After sales 27.9% 53.8% After reinvestment 26.0% 50.1% (1) Concentrations are calculated using annualized revenue for real estate investments, investments in loans receivable and other investments while net operating income is used for Managed Properties.

. 5 GENESIS DISPOSITIONS – LONG TERM BENEFITS TO SABRA • Enhanced portfolio • Sale of less desirable facilities; Genesis exits less desirable markets • Rent reallocations and maturity extensions • Creates strong coverage levels for longer dated lease maturities • Including the estimated $15 million to $17 million reduction in rents following the sales, rent associated with leases maturing by the end of 2021 declines between $26.9 million and $28.9 million (between 44% and 47%, respectively) • Guarantees survive future sales or other arrangements such as a JV transaction, which enhances flexibility in future portfolio management Current Pro Forma $ (M) % $ (M) % 2020 $29.2 36.8% $2.9 4.7% 2021 $31.8 40.1% $14.2 22.9% 2022 $10.6 13.4% $17.4 28.0% 2023 $0.0 0.0% $12.4 20.0% 2024 $2.0 2.5% $10.4 16.7% 2025 $5.7 7.2% $4.8 7.7% Total $79.3 100.0% $62.1 100.0%

. 6 THE FUTURE OF HEALTH CARE DELIVERY The times they are a changing Skilled Nursing/ Transitional Care Long term care Higher-acuity, short-stay rehab, “step down” units for hospitals Senior Housing Developed by multi-family developers for self-sufficient residents Needs-based model, residents with more cognitive and mobility issues Health Care Reimbursement Setting specific Paradigm shift from setting specific to setting neutral/low cost/best outcomes Where it was…. Where it’s going….

. 7 Traditional REIT structures - Sale/leasebacks -Mortgage debt Deal structure flexibility drives competitive advantage Smaller investments with options to purchase Managed properties Preferred equity & mezzanine debt Development agreements THINKING OUTSIDE THE BOX Forward purchase commitments

. 8 MARKET FOCUS Bigger is not always better • Many opportunities exist outside of largest MSAs in U.S. • The percentage of the population over the age of 65 is greater in the markets where Sabra has invested than in the U.S. as a whole • Lower costs to build, coupled with favorable demographics and experienced local operators, create value in areas where others won’t go • Canada’s population is expected to age at a more rapid pace than the U.S. while vacancy rates continue to fall Focus on operators with local and regional expertise to capitalize on favorable demographics: Existing Sabra states/provinces

. 9 PROPRIETARY DEVELOPMENT PIPELINE Proprietary pipeline drives consistent deal flow for new, purpose-built facilities ($ in millions; investment amounts through February 28, 2017) Completed Projects In Process Future Total Projects 7 22 10 39 Current Investment Amount $ 106.2 $ 96.4 $ - $ 202.6 Real Estate Value (1) $ 106.2 $ 462.8 $ 97.7 $ 666.7 (1) Estimated real estate values, except for completed projects. Excludes acquisition costs.

. 10 PROPRIETARY DEVELOPMENT PIPELINE ($ in millions; investment amounts through February 28, 2017) Smaller initial investments for future purpose-built facilities lower Sabra’s development risk Skilled Nursing / Transitional Care $32.6 $14.5 $70.0 $24.4 $116.8 $27.0 $18.4 $59.1 $17.8 $74.6 $7.7 2 1 3 1 4 1 1 2 1 5 1 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 Texas Wisconsin Colorado Florida Indiana Kentucky Minnesota Ohio Tennessee Texas Wisconsin Current Investment Amount Est. Future Investment Amount Number of Facilities Senior Housing

. 11 NEW ASSETS IN REAL ESTATE PORTFOLIO Includes facilities built since 2010 and owned by Sabra ($ in millions; investment amounts through February 28, 2017) $10.1 $10.7 $5.6 $26.6 $23.7 $41.4 $23.0 $10.1 $26.0 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 Skilled Nursing Pipeline Senior Housing Pipeline Senior Housing Non-Pipeline

. 12 TARGET = INVESTMENT GRADE Main barriers to investment grade rating are size and diversification Sabra (1) “Big 3” (2) Net Debt to Adjusted EBITDA (3) 5.22x 5.30x 5.70x Debt as % of Enterprise Value 39% 33% 38% Interest Coverage Ratio 4.00x 3.10x 5.20x Fixed Charge Coverage Ratio 3.20x 3.67x 4.80x Secured Debt to Gross Asset Value 6% 4% 12% Corporate Credit Ratings Ba3/BB- /BB+ BBB BBB+ (1) Key credit statistics (excluding Net Debt to Adjusted EBITDA) are calculated in accordance with our credit facility and the indentures relating to our unsecured senior notes. Key credit statistics (excluding debt as a percentage of enterprise value) are calculated as of December 31, 2016. Debt as a percentage of enterprise value was calculated using the common and preferred closing stock prices of $26.97 and $25.67, respectively, as of February 24, 2017. (2) As of December 31, 2016 and based on public filings of Welltower, Inc., HCP, Inc., and Ventas, Inc., except debt as a percentage of enterprise value, which was calculated using the closing stock prices as of February 24, 2017. (3) Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization ("EBITDA") on a trailing 12 month basis, excluding the impact of stock based compensation expense under our long-term equity award program, asset-specific loan loss revenues, significant out of period revenues and expenses and further adjusted to give effect to acquisitions and dispositions as though such acquisitions and dispositions occurred at the beginning of the period. Lower Net Debt to Adjusted EBITDA than the “Big 3”

Portfolio Performance

. 14 STRONG PORTFOLIO PERFORMANCE Portfolio occupancy and SNF/TC portfolio skilled mix 87.0% 88.2% 90.3% 89.4% 39.9% 43.8% 2015 2016 2015 2016 SNF/TC Senior Housing Skilled Mix Occupancy & Skilled Mix Solid skilled mix reflects focus on higher- acuity, short-stay skilled nursing/transitional care facilities. (1) Occupancy percentage and skilled mix for each period presented include only Stabilized Facilities owned by the company as of the end of the respective period and are only included in periods subsequent to our acquisition. All data is presented one quarter in arrears. (2) Skilled mix is defined as the total Medicare and non-Medicaid managed care patient revenue divided by the total revenues at skilled nursing/transitional care facilities for the period indicated. (for the twelve month periods ended December 31, 2015 and 2016) (1) (2) (1)

. 15 1.36x 1.69x 1.52x 1.82x EBITDAR EBITDARM 2015 2016 (1) (1) STRONG PORTFOLIO PERFORMANCE Skilled Nursing/Transitional Care (1) EBITDAR and EBITDARM coverage for each period presented include only Stabilized Facilities owned by Sabra as of the end of the respective period and are only included in periods subsequent to our acquisition. All data is presented one quarter in arrears. EBITDARM Coverage and EBITDAR Coverage exclude the Genesis, Tenet and Holiday assets, which have significant corporate guarantees as noted on slide 14. See Definitions for definitions of EBITDAR Coverage, EBITDARM Coverage and Stabilized Facilities. (for the twelve month periods ended December 31, 2015 and 2016) Senior Housing EBITDAR and EBITDARM coverage 1.24x 1.43x 1.22x 1.40x EBITDAR EBITDARM 2015 2016 (1) (1)

. 16 STRONG PORTFOLIO PERFORMANCE Fixed charge coverage (1) Fixed Charge Coverage is presented one quarter in arrears for tenants with significant corporate guarantees. See Definitions for definition of Fixed Charge Coverage. (for the twelve month periods ended December 31, 2015 and 2016) Tenant Facility Type Relationship Concentration Fixed Charge Coverage as of December 31(1) 2015 2016 Genesis SNF/SH 32.3% 1.29x 1.24x Tenet ACH 2.3% 2.44x 2.19x Holiday SH 16.2% 1.15x 1.17x

Financial Overview

. 18 $1,761 $700 $164 $148 $338 Common Equity Market Value Senior Notes Mortgage Debt Preferred Equity Market Value Term Loans Revolving Credit Facility Net of Cash Capitalization and cost of capital (1) Common Equity Market Value and Preferred Equity Market Value are based on closing stock prices of $26.97 and $25.67, respectively, as of February 24, 2017. Track Record of Access to Capital Markets 2016 • Amended credit facility to increase unsecured revolving credit facility to $500.0 million, US dollar term loan to $245.0 million and Canadian dollar term loan to CAD $135.0 million. Amended credit facility includes ability to borrow up to $125.0 million in certain foreign currencies under the unsecured revolving credit facility • Fixed interest rates on US and Canadian dollar term loans through interest rate swaps resulting in no variable interest rate exposure on outstanding debt. Fixed LIBOR at 0.90% on $245.0 million US dollar term loan borrowings and fixed CDOR at 0.93% on $35.0 million of Canadian dollar term loan borrowings. 2015 • 5.9 million shares of common stock through an underwritten offering providing net proceeds, before expenses, of $147.9 million • New CAD $90.0 million floating rate term loan swapped to a rate of 1.59 % plus a spread of 2.00 % to 2.60% , depending on leverage 2014 • 15.0 million shares of common stock through underwritten offerings providing net proceeds, before expenses, of $379.7 million • 5.0 million shares of common stock through ATM programs, resulting in net proceeds of $137.6 million • $500.0 million aggregate principal amount of 5.5% senior unsecured notes due 2021, of which $221.3 million was used to repay 8.125 % senior unsecured notes maturing 2018 • New $650.0 million unsecured revolving credit facility, of which $200.0 million was converted into a term loan 2013 • $200.0 million aggregate principal amount of 5.375% senior unsecured notes due 2023 • $100.0 million At-The-Market stock offering program with respect to shares of Sabra common stock • 5.8 million shares of 7.125% Series A Cumulative Redeemable Preferred Stock providing net proceeds, before expenses, of $139.2 million Total: $3.1 billion (Pro forma as of December 31, 2016, $ in millions unless otherwise noted) FINANCIAL STRENGTH

. 19 FINANCIAL RESULTS Normalized AFFO/share, Normalized FFO/share and dividend/share $1.51 $1.59 $1.77 $2.12 $2.14 $2.26 $0.53 $0.58 $0.53 $0.54 $1.31 $1.47 $1.84 $2.20 $2.33 $2.39 $0.56 $0.61 $0.54 $0.62 $1.29 $1.33 $1.38 $1.54 $1.62 $1.68 $0.42 $0.42 $0.42 $0.42 2011 2012 2013 2014 2015 2016 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Normalized AFFO/share Normalized FFO/share Dividend/Share Sabra’s quarterly dividend has increased from $0.32 per common share with respect to the first quarter of 2011 to $0.42 per common share with respect to the fourth quarter of 2016.

. 20 FINANCIAL STRENGTH Historical net debt to adjusted EBITDA (1) 2.19x 2.65x 2.82x 4.48x 5.11x 4.52x 1.90x 2.11x 1.92x 0.61x 0.74x 0.70x 4.09x 4.76x 4.74x 5.09x 5.85x 5.22x 12/31/2011 12/31/2012 12/31/2013 12/31/2014 12/31/2015 12/31/2016 Unsecured Leverage Secured Leverage Net Debt to Adjusted EBITDA • Maintaining total leverage within rating agency expectations • Lowering use of secured leverage – a step toward improved credit ratings (1) Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization ("EBITDA") on a trailing 12 month basis, excluding the impact of stock based compensation expense under our long-term equity award program, asset-specific loan loss revenues, significant out of period revenues and expenses and further adjusted to give effect to acquisitions and dispositions as though such acquisitions and dispositions occurred at the beginning of the period.

. 21 FINANCIAL STRENGTH Historical LTM interest coverage 3.17x 3.22x 3.85x 4.29x 4.19x 4.00x 2011 2012 2013 2014 2015 2016 Cost of permanent debt (2) declined from: 7.24% at December 31, 2011 to 4.55% of as of December 31, 2016 (1) Interest Coverage is calculated in accordance with the indentures relating to our unsecured senior notes. (2) Excludes revolving credit facility balance, if any, which had an interest rate of 2.77% and 5.75% as of December 31, 2016 and December 31, 2011, respectively. (1)

. 22 $4.1 $4.3 $4.4 $4.6 $19.4 $4.3 $4.4 $4.6 $4.7 $4.9 $104.0 $338.0 $26.0 $474.0 $500.0 $200.0 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Thereafter Mortgage Notes Term Loans Revolver Balance Revolver Available Senior Notes FINANCIAL STRENGTH Debt maturities Ample liquidity with no significant maturities until 2021 (1) Maturity may be extended for two six-month periods. (as of December 31, 2016, $ in millions) (1)

Appendix

. 24 KEY CREDIT STATISTICS (1) Option One Option Three Ma December 31, 2015 December 31, 2016 Net Debt to Adjusted EBITDA (2) 5.85x 5.22x Interest Coverage 4.19x 4.00x Fixed Charge Coverage Ratio 3.21x 3.20x Total Debt/Asset Value 47% 43% Secured Debt/Asset Value 6% 6% Unencumbered Assets/Unsecured Debt 220% 247% (1) Key credit statistics (excluding Net Debt to Adjusted EBITDA) are calculated in accordance with the credit agreement relating to the revolving credit facility and the indentures relating to our unsecured senior notes. (2) Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization ("EBITDA") on a trailing 12 month basis, excluding the impact of stock based compensation expense under our long-term equity award program, asset-specific loan loss revenues, significant out of period revenues and expenses and further adjusted to give effect to acquisitions and dispositions as though such acquisitions and dispositions occurred at the beginning of the period.

RECONCILIATION OF FFO, NORMALIZED FFO, AFFO and NORMALIZED AFFO

(dollars in millions)

	2011	2012	2013	2014	2015	2016	2016 Q1	2016 Q2	2016 Q3	2016 Q4
Net income (loss) attributable to common stockholders	$ $ 12.8	$ 19.5	$ 25.7	$ 36.7	$ 69.2	$ 60.0	$ (18.3)	$ 34.9	$ 22.8	$ 20.6
Depreciation of real estate assets	26.6	30.3	33.3	43.3	63.1	68.5	17.8	16.4	17.1	17.2
Net (gain) loss on sales of real estate	-	-	-	(3.9)	0.2	6.1	4.6	0.1	(1.5)	2.9
Impairment of real estate	-	2.5	-	-	-	29.8	29.8	-	-	-
FFO attributable to common stockholders	**$ $ 39.4**	**$ 52.3**	**$ 59.0**	**$ 76.1**	**$ 76.1**	**$ 164.4**	**$ 33.9**	**$ 51.4**	**$ 38.4**	**$ 40.7**
Additional default interest income	-	-	-	-	(0.3)	(4.4)	-	(8.9)	(0.6)	-
Lease termination fee	-	-	-	-	-	(7.7)	-	(2.1)	(2.6)	(3.0)
Non-recurring or unusual expensed acquisition pursuit costs	-	-	-	-	4.8	0.6	-	-	0.6	-
Loss on extinguishment of debt	-	2.7	10.1	22.5	-	0.6	0.6	-	-	-
Additional interest on 2018 Notes	-	-	0.8	-	-	-	-	-	-	-
Provision for (recovery of) doubtful accounts and loan losses, net [3]	-	-	-	2.6	8.0	3.9	2.4	(0.4)	(0.0)	3.2
Other normalizing items [2]	-	-	-	1.7	0.5	(1.0)	-	(0.2)	(0.4)	(0.4)
Normalized FFO attributable to common stockholders	**$ $ 39.4**	**$ 54.9**	**$ 69.9**	**$ 102.9**	**$ 89.1**	**$ 156.4**	**$ 36.9**	**$ 39.8**	**$ 35.4**	**$ 40.6**
FFO attributable to common stockholders	**39.4**	**52.3**	**59.0**	**76.1**	**76.1**	**164.4**	**33.9**	**51.4**	**38.4**	**40.7**
Expensed acquisition pursuit costs [3]	3.2	1.7	1.4	3.1	7.0	1.2	0.1	0.1	1.1	(0.0)
Stock-based compensation expense	4.6	8.3	7.8	9.9	6.1	7.5	1.8	1.8	2.5	1.4
Straight-line rental income	(2.1)	(4.9)	(14.7)	(19.8)	(24.3)	(22.0)	(5.6)	(5.5)	(5.6)	(5.3)
Amortization of deferred financing costs	2.0	2.7	3.3	4.0	5.1	5.0	1.2	1.3	1.3	1.3
Non-cash portion of loss on extinguishment of debt	-	0.6	0.9	1.6	-	0.6	0.6	-	-	-
Change in fair value of contingent consideration	-	-	0.8	(1.6)	(1.6)	(1.5)	-	(0.1)	0.1	(1.6)
Provision for doubtful straight-line rental income, loan losses and other reserves	-	-	-	3.6	9.0	5.8	2.5	0.1	0.8	2.4
Other non-cash adjustments [4]	0.0	(0.3)	(0.6)	0.3	0.0	0.4	0.2	0.2	(0.1)	(0.1)
AFFO attributable to common stockholders	**$ $ 47.1**	**$ 60.3**	**$ 57.9**	**$ 77.2**	**$ 77.6**	**$ 161.5**	**$ 34.8**	**$ 49.3**	**$ 38.4**	**$ 38.8**
Additional default interest income	-	-	-	-	(0.3)	(4.4)	-	(8.9)	(0.6)	-
Lease termination fee	-	-	-	-	-	(7.7)	-	(2.1)	(2.6)	(3.0)
Cash portion of loss on extinguishment of debt	-	2.0	9.2	20.9	-	-	-	-	-	-
Additional interest on 2018 Notes	-	-	0.8	-	-	-	-	-	-	-
(Recovery of) provision for doubtful cash income [3]	-	-	-	-	-	(0.3)	-	0.1	(0.3)	(0.1)
Other normalizing items [2]	(1.3)	(2.2)	-	1.7	0.5	(0.2)	-	(0.2)	0.0	0.0
Normalized AFFO attributable to common stockholders	**$ $ 45.9**	**$ 60.1**	**$ 67.9**	**$ 99.9**	**$ 77.7**	**$ 148.9**	**$ 34.8**	**$ 38.3**	**$ 35.0**	**$ 35.7**
Net income per diluted common share	**$ 0.43**	**$ 0.52**	**$ 0.68**	**$ 0.78**	**$ 1.11**	**$ 0.92**	**$ (0.28)**	**$ 0.53**	**$ 0.35**	**$ 0.31**
FFO per diluted common share	**$ 1.31**	**$ 1.40**	**$ 1.55**	**$ 1.62**	**$ 2.12**	**$ 2.51**	**$ 0.52**	**$ 0.78**	**$ 0.59**	**$ 0.62**
Normalized FFO per diluted common share	**$ 1.31**	**$ 1.47**	**$ 1.84**	**$ 2.20**	**$ 2.33**	**$ 2.39**	**$ 0.56**	**$ 0.61**	**$ 0.54**	**$ 0.62**
AFFO per diluted common share	**$ 1.55**	**$ 1.59**	**$ 1.51**	**$ 1.64**	**$ 2.14**	**$ 2.45**	**$ 0.53**	**$ 0.75**	**$ 0.58**	**$ 0.59**
Normalized AFFO per diluted common share	**$ 1.51**	**$ 1.59**	**$ 1.77**	**$ 2.12**	**$ 2.14**	**$ 2.26**	**$ 0.53**	**$ 0.58**	**$ 0.53**	**$ 0.54**

(1) See Non-GAAP Financial Measures on slide 25 for further information.

(2) Other normalizing items for FFO includes non-Managed Properties operating expenses, ineffectiveness gain related to our LIBOR interest rate swaps and gain on sale of 48 skilled nursing beds. Other normalizing items for AFFO includes non-Managed Properties operating expenses and gain on sale of 48 skilled nursing beds.

(3) On October 1, 2016 we early adopted Accounting Standards Update 2017-01, Business Combinations (Topic 805), which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as business acquisitions. All real estate acquisitions completed subsequent to October 1, 2016 were considered asset acquisitions and we have capitalized acquisition pursuit costs associated with these acquisitions, including those incurred prior to October 1, 2016. Acquisitions completed prior to October 1, 2016 were deemed business combinations and the related acquisition pursuit costs were expensed as incurred.

(4) Other non-cash adjustments include amortization of debt premiums/discounts, non-cash interest income adjustments and amortization expense related to our interest rate hedges.

SABRA HEALTH CARE REIT, INC. 25

. 26 FORWARD LOOKING STATEMENTS Option One Option Three Ma This presentation contains “forward-looking” statements that may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this presentation also include all statements regarding expected future financial position, results of operations, cash flows, liquidity, financing plans, business strategy, the expected amounts and timing of dividends, projected expenses and capital expenditures, competitive position, growth opportunities and potential investments, plans and objectives for future operations and compliance with and changes in governmental regulations. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by our forward-looking statements. These risks and uncertainties include but are not limited to: our dependence on Genesis Healthcare, Inc. (“Genesis”) and certain wholly owned subsidiaries of Holiday AL Holdings LP (collectively, “Holiday”) until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; changes in foreign currency exchange rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the effect of increasing healthcare regulation and enforcement on our tenants and the dependence of our tenants on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward- looking statements made in this presentation are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law. TENANT AND BORROWER INFORMATION This presentation includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. Genesis is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to our tenants and borrowers that is provided in this presentation has been provided by such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Genesis’s filings with the SEC can be found at www.sec.gov.

. 27 NON-GAAP FINANCIAL MEASURES Option One Option Three Ma This presentation includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share and Adjusted EBITDA (defined below). These measures may be different than non-GAAP financial measures used by other companies and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. FFO is calculated in accordance with The National Association of Real Estate Investment Trusts’ definition of “funds from operations,” and is defined as net income attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and real estate impairment charges. Normalized FFO and normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers normalized FFO and normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items. AFFO is defined as FFO excluding straight-line rental income adjustments, stock-based compensation expense, amortization of deferred financing costs, expensed acquisition pursuit costs, as well as other non-cash revenue and expense items (including provisions and write-offs related to straight-line rental income, provision for loan losses, changes in fair value of contingent consideration, amortization of debt premiums/discounts and non-cash interest income adjustments). Prior to the third quarter of 2015, the Company normalized 100% of straight- line rental income write-offs. In the third quarter of 2015, Sabra established a policy for normalizing write-offs and provisions for doubtful accounts to the extent in excess of any rental or interest income recognized during the period presented. The amounts for prior periods have been revised to conform to the current presentation. Earnings before interest, taxes, depreciation and amortization ("EBITDA") excluding the impact of stock-based compensation expense under the Company's long-term equity award program, asset specific loan loss reserves, significant out of period revenues and expenses, and further adjusted to give effect to acquisitions and dispositions as though such acquisitions and dispositions occurred at the beginning of the period ("Adjusted EBITDA") is an important non-GAAP supplemental measure of operating performance. Reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are provided in the reconciliations found in the Appendix of this presentation.

. 28 DEFINITIONS Option One Option Three Ma EBITDAR Coverage. Represents the ratio of EBITDAR to contractual rent for owned facilities (excluding Managed Properties). EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. EBITDARM Coverage. Represents the ratio of EBITDARM to contractual rent for owned facilities (excluding Managed Properties). EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. Fixed Charge Coverage Ratio. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Occupancy Percentage. Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy for independent living facilities can be greater than 100% for a given period as multiple residents could occupy a single unit. Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities. Skilled Nursing/Transitional Care. Skilled nursing/transitional care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities. Stabilized Facility. At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. In addition, the Company may classify a facility as pre-stabilized after acquisition. Circumstances that could result in a facility being classified as prestabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care and 90% for Senior Housing Facilities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude (i) Managed Properties, (ii) facilities held for sale, (iii) facilities being positioned to be sold, (iv) facilities being transitioned from being leased by the Company to being operated by the Company, and (v) facilities acquired during the three months preceding the period presented. Note: All facility financial performance data were derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company.